Croke Fairchild Morgan & Beres LLC

180 North La Salle Street, Suite 2750

Chicago, Illinois 60601

December 2, 2019

Eton Pharmaceuticals, Inc.

21925 W Field Parkway, Suite 235

Deer Park, IL 60010

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Eton Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”), relating to the registration by the Company of (i) common stock, par value $0.001 per share (the “Common Stock”); (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) debt securities (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”); (v) subscription rights to purchase Common Stock, Preferred Stock, Debt Securities or Warrants, (the “Subscription Rights”); and (vi) units consisting of one or more of the foregoing (the “Units”); or any combination of the foregoing (collectively, the “Securities”). The Securities may be sold or delivered from time to time as set forth in the prospectus that is a part of the Registration Statement (the “Base Prospectus”) and as may be set forth in one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”), pursuant to Rule 415 under the Securities Act.

The Debt Securities may be issued pursuant to an indenture (together with any supplemental indentures relating to the Debt Securities, the “Indenture”) to be entered into between the Company and a trustee to be named in the Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Subscription Rights may be issued pursuant to a Subscription Rights Agreement (the “Subscription Rights Agreement”) to be entered into between the Company and a bank or trust company as subscription rights agent. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. We have not independently verified the matters set forth in such certificates. We have assumed that (i) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement; (iii) in the case of Debt Securities, (a) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (b) the applicable Indenture will be duly qualified under the Trust Indenture Act, and the applicable trustee will be duly eligible to serve as trustee, and (c) the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture; (iv) any Unit Agreement, Warrant Agreement or Subscription Rights Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto other than the Company; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vii) with respect to shares of Common Stock and Preferred Stock offered, there will be sufficient shares of Common Stock and Preferred Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; and (viii) the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, it is our opinion that:

1.	With respect to the Common Stock, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws, (iii) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the terms of the issuance and sale of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws, (iii) the shares of Preferred Stock have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.	With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Authorizing Resolutions, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.	With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	With respect to the Subscription Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Subscription Rights Agreement relating to the Subscription Rights has been duly authorized, executed and delivered, (iii) the terms of the Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable Subscription Rights Agreement and the Authorizing Resolutions, (iv) the Subscription Rights have been duly executed and countersigned in accordance with the applicable Rights Agreement and issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting or purchase agreement or other agreement, such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.	With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (iv) the Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Base Prospectus made part of the Registration Statement.

Very truly yours,

/s/ Croke Fairchild Morgan & Beres LLC